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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

The Board of Directors and Stockholders
C-COR.net Corp.:


We consent to the incorporation by reference herein of our report dated May 28, 1999, relating to the consolidated balance sheets of Convergence.com Corporation as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, which report appears in the Form 8-K/A of C-COR.net Corp. dated July 9, 1999.


KPMG LLP

Atlanta, Georgia
October 13, 1999